Exhibit 1.1

FLAGSTAR BANCORP, INC.

9,112,705 Shares of Common Stock ($0.01 par value per share)

UNDERWRITING AGREEMENT

November 5, 2020

Morgan Stanley & Co. LLC

As Representative of the
several Underwriters listed
in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

MP Thrift Investments L.P. (the “Selling Stockholder”), a stockholder of Flagstar Bancorp, Inc., a Michigan corporation (the “Company”), proposes to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”; in the event that there are no other Underwriters, all plural references to Underwriters shall be deemed to be singular), for whom you are acting as representative (the “Representative”), an aggregate of 9,112,705 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Stock.”

On October 20, 2020, the Company entered into a Repurchase Agreement, as amended on October 22, 2020 (the “Repurchase Agreement”) with the Selling Stockholder to repurchase 4,587,647 shares of Common Stock from the Selling Stockholder at the Purchase Price per share of $32.6965 (the “Stock Repurchase”).

The Company previously completed the offering of $150,000,000 of its 4.125% Fixed to Floating Rate Subordinated Notes due 2030 (the “Subordinated Notes”) pursuant to a separate underwriting agreement (the “Subordinated Notes Offering”). The Company used the proceeds from the Subordinated Notes Offering for the Stock Repurchase.

The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333- 225397), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Underwriting Agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 5, 2020, as supplemented by the information listed on Schedule 2(c) hereto.

“Applicable Time” means 5:56 P.M., New York City time, on November 5, 2020.

2.             Purchase of the Shares by the Underwriters.

(a)           The Selling Stockholder agrees to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations and warranties and agreements contained and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder at a price per share (the “Purchase Price”) of $30.19 the number of Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

(b)           The Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Representative at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on November 10, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Selling Stockholder may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d)          Each of the Company and Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person, and the offering of Shares contemplated hereby does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters. Additionally, none of the Representative or any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting, financial or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder. Moreover, the Selling Stockholder acknowledges and agrees that, although the Representative may be required or choose to provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representative and the other Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the price determined in the offering, nor are the Representative and the other Underwriters providing any investment advice or soliciting any action with respect to any entity or natural person, and nothing set forth in such disclosures or documentation nor any of the activities of the Representative or the other Underwriters in connection with the transactions contemplated herein is intended to suggest that the Representative or any Underwriter is making such a recommendation or solicitation or providing such advice.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder or any Underwriter furnished to the Company in writing by the Selling Stockholder or by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder or any Underwriter furnished to the Company in writing by the Selling Stockholder or by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 2(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Selling Stockholder or any Underwriter furnished to the Company in writing by the Selling Stockholder or by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)            Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder or any Underwriter furnished to the Company in writing by the Selling Stockholder or by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g)            No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Prospectus and, for the avoidance of doubt, the Subordinated Notes Offering and the Stock Repurchase, since the date of the most recent financial information of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise or vesting of options and awards granted under the Company’s stock-based compensation plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), long-term debt of the Company or any of its consolidated subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h)            Organization and Good Standing. The Company and Flagstar Bank, FSB (the “Bank”) have each been duly organized and are validly existing, with respect to the Company, in good standing under the laws of the State of Michigan, and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”). The Bank, a subsidiary of the Company, is a federal savings association in good standing under HOLA, and the federal stock savings bank charter of the Bank, as amended and as currently in effect, complies in all material respects with applicable law. The Bank is a qualified thrift lender under Section 10(m) of HOLA, and the direct and indirect activities of the Company and the Bank comply with the activity restrictions on holding company activities provided in Section 10 of HOLA. The Company and the Bank are each well capitalized according to the respective capital standards of the Federal Reserve and the Office of the Comptroller of the Currency (the “OCC”). The Bank is a member in good standing of the Federal Home Loan Bank of Indianapolis. The Bank is the only depository institution of the Company and the deposits of the Bank are insured to the fullest extent permitted by law by the Federal Deposit Insurance Corporation (the “FDIC”), and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”). The Bank is the only significant subsidiary of the Company.

(i)            Capitalization. The authorized capital stock of the Company consists of 80,000,000 shares of common stock, $0.01 par value per share of the Company, and 25,000,000 shares of serial preferred stock, $0.01 par value per share of the Company. As of the close of business on September 30, 2020, there were 57,150,470 shares of common stock outstanding and zero shares of preferred stock outstanding. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)            Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(k)           Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Shares. The Shares have been duly authorized, duly and validly issued, fully paid and are nonassessable and conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)           Description of this Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)           No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained from the Federal Reserve.

(q)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no legal, governmental or regulatory investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others to which the Company or any of its subsidiaries may be a party or to which any property of the Company or any of its subsidiaries may be subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(r)            Independent Accountants. PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which, if determined adversely to the Company, would reasonably be expected to result in a Material Adverse Effect.

(u)            Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)            Taxes. All tax returns required to be filed by the Company and its subsidiaries through the date hereof have been filed except for those tax returns the failure to file which does not and would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including an interest, additions to tax or penalties applicable thereto, due from such entities through the date hereof have been paid, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and other than taxes being contested in good faith and for which adequate reserves have been provided in accordance with U.S. GAAP or those taxes the failure to pay which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits, registrations and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where the lack of such renewal would not reasonably be expected to have a Material Adverse Effect.

(x)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(y)            Compliance with and Liability under Environmental Laws. Except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in each of the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, and (v) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(z)            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(aa)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act in all material respects and that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)         Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls as of the date of the last evaluation.

(cc)          Data Security. (i) Except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(dd)         Cybersecurity. The Company and each of its subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses that would reasonably be expected to have a Material Adverse Effect (“Breach”). To the knowledge of the Company and its subsidiaries, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ee)          Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses material to their operations, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses from material losses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business or except as would not reasonably be expected to have a Material Adverse Effect.

(ff)           No Unlawful Payments. Since January 1, 2011, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other anti-bribery or anti-corruption law in any jurisdictions where the Company or any of its subsidiaries conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg)         Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in any jurisdictions where the Company or any of its subsidiaries conducts business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)         No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other sanctions authority in any jurisdictions where the Company or any of its subsidiaries conducts business (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)           No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)           No Registration Rights. Other than with respect to the Selling Stockholder, there are no persons with registration rights or other similar rights to have any securities registered for sale by the Company under the Securities Act, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kk)         No Stabilization. Neither the Company nor any of its subsidiaries or controlled affiliates have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)        Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(nn)          Certain Bank Regulatory Matters. Each of the Company and the Bank are in compliance with all laws administered by and regulations applicable to it of the Federal Reserve, the OCC, the FDIC, and the Consumer Financial Protection Bureau and of any other authority with jurisdiction over it (each, a “Regulator”) except where failure to so comply would not reasonable be expected to result in a Material Adverse Effect. Neither the Company, the Bank, nor any of their respective subsidiaries is party to or otherwise subject to any order, consent decree, memorandum of understanding, order of prohibition or suspension, written commitment or other supervisory agreement with any Regulator, nor has the Company, the Bank, nor any of its subsidiaries been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing except where being party to or subject to such order, consent decree, memorandum of understanding, order of prohibition or suspension, written commitment or other supervisory agreement would not result in a Material Adverse Effect.

(oo)         Exchange Listing. The Shares have been listed on the New York Stock Exchange (the “NYSE”).

(pp)         Actively-Traded Securities. The Shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act.

4.            Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

(a)            Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(b)            No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Title to Shares. The Selling Stockholder has, and at the Closing Date will have, valid title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder pursuant to this Agreement or a valid security entitlement in respect of such Shares. The Shares to be sold by the Selling Stockholder pursuant to this Agreement comprise all of the Common Stock held by the Selling Stockholder.

(d)            No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)            Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 2(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(f)            Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The information pertaining to the Selling Stockholder under the caption “Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus) is complete and accurate in all material respects.

(g)            No Conflicts with Sanctions Laws. Neither the Selling Stockholder nor, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, affiliate (other than the Company and its subsidiaries) or other person acting on behalf of the Selling Stockholder is currently the subject or the target of any Sanctions, nor is the Selling Stockholder or any of its subsidiaries located, organized or resident in any Sanctioned Country; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of applicable Sanctions (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(h)            Organization and Good Standing. The Selling Stockholder has been duly formed and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not materially impair the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(i)             ERISA. The Selling Stockholder represents and warrants that it is not, and no portion of the Shares of such Selling Stockholder constitute the assets of, (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(j)             Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the UCC.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)            Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than the filing of reports under the Exchange Act), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects, except as may be required by law.

(d)            Notice to the Representative. During the Prospectus Delivery Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (other than the filing of reports under the Exchange Act); (ii) when any supplement to the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as practicable the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)             Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)            Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Shares or shares of capital stock or any securities convertible into or exercisable or exchangeable for capital stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (ii) enter into, or publicly disclose the intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of capital stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder, and (B) awards pursuant to existing employee benefit plans that do not vest during the 60-day restricted period and any shares of Common Stock of the Company issued upon the exercise of options or vesting of restricted stock granted under the stock-based compensation plans of the Company and its subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Use of Proceeds. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

(j)            No Stabilization. Neither the Company nor its subsidiaries or controlled affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)           Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.            Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a)           Clear Market. For a period of 60 days after the date of the initial public offering of the Shares, the Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (including without limitation, Stock or such other securities which may be deemed to be beneficially owned by the Selling Stockholder in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into, or publicly disclose the intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the Representative, in each case other than the Shares to be sold by the Selling Stockholder hereunder.

(b)           No Stabilization. The Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c)           Tax Form. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(d)           Material Information. During the Prospectus Delivery Period, the Selling Stockholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to the Selling Stockholder in the Registration Statement, the Prospectus or the Pricing Disclosure Package.

(e)            FinCEN. The Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

7.             Certain Agreements of the Underwriters.   Each Underwriter hereby represents and agrees that:

(a)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule 2(a) or prepared pursuant to Section 3(c) or Section 4(e) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)            It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule 2(c) hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.             Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(e) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)            Representations and Warranties. The representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Selling Stockholder and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)            Officer’s Certificate. The Representative shall have received on and as of the Closing Date (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, confirming that the representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has performed all of its obligations under this Agreement to be performed at or prior to such Closing Date.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g)            Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(h)            Opinion of Local Counsel. Warner Norcross & Judd LLP, counsel for the Company in the state of Michigan, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B here to.

(i)            Opinion of Counsel for the Selling Stockholder. The Representative shall have received on and as of the Closing Date the opinion of Sullivan & Cromwell LLP, counsel for the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett, LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)            No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(l)            Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the state of Michigan and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)            Exchange Listing. The Shares to be delivered on the Closing Date shall have been duly listed on the NYSE.

(n)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of capital stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(o)            Additional Documents. On or prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(p)            Chief Financial Officer Certificate. The Representative shall have received on and as of the date of this Agreement and the Closing Date a certificate of the chief financial officer of the Company confirming that (i) he is familiar with the books and records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company; (ii) he has reviewed the identified information, which is included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and which has not been otherwise reviewed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm; and (iii) he is attesting to the accuracy of the identified information in all material respects.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.             Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)            Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case (x) only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package and (y) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below. Notwithstanding the provisions of this subsection (b), the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by the Selling Stockholder and the price of the Shares as set forth in the Prospectus (the “Selling Stockholder Proceeds”).

(c)           Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraphs (a) and (b) above, as applicable, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting.”

(d)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, partners, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)           Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the difference between the aggregate prices at which the Underwriters resell the Shares and the aggregate price at which the Underwriters purchased the Shares from the Selling Stockholder, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder be required to contribute an amount in excess of the amount by which the Selling Stockholder Proceeds exceed the aggregate amount the Selling Stockholder is obligated to pay under subsection (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)           Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.           Defaulting Underwriter.

(a)           If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.           Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to offering and sale of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); provided that the Company’s obligation to pay such fees and expenses of counsel for the Underwriters shall not exceed $10,000; (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided that the Company’s obligation to pay such fees and expenses of counsel for the Underwriters shall not exceed $10,000; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (viii) all expenses and application fees, if any, related to the listing of the Shares on the NYSE; and (ix) any other “Registration Expenses” (as defined in the Investment Agreement, dated as of December 17, 2008 (the “Investment Agreement”), by and between the Company and the Selling Stockholder), including, without limitation, the reasonable fees and expenses of Sullivan & Cromwell LLP, counsel to the Selling Stockholder. The Selling Stockholder shall pay the underwriting discounts and commissions attributable to the sale of the Shares to the Underwriters and stock transfer taxes imposed upon the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. The Underwriters will pay all of their own costs and expenses, including the fees of their counsel. The Selling Stockholder acknowledges and agrees that the transactions contemplated hereby constitute a Registration Demand, as such term is defined in Section 4.7(a)(2) of the Investment Agreement.

(b)           If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriters other than as a result of a termination of this Agreement pursuant to Section 11 or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that an Underwriter is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)           In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.           Miscellaneous.

(a)           Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098-2639, (fax: 248-312-6770); Attention: Chief Financial Officer; with a copy (which shall not constitute notice) to General Counsel at Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098-2639, (fax: 248-250-5506); Attention: General Counsel.

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)           Submission to Jurisdiction. Each of the Company and the Selling Stockholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholder agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and Selling Stockholder, as applicable, is subject by a suit upon such judgment.

(e)           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(g)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FLAGSTAR BANCORP, INC.

By:	/s/ James K. Ciroli
Name: James K. Ciroli
Title: Chief Financial Officer

MP THRIFT INVESTMENTS L.P., as Selling Stockholder

By:	/s/ David J. Matlin
Name: David J. Matlin
Title: Chief Executive Officer

[Underwriting Agreement Signature Page]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Michael Occi
Authorized Signatory

[Underwriting Agreement Signature Page]

Schedule 1

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	9,112,705

Total	9,112,705

S-1

Schedule 2

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Earnings Presentation, 3rd Quarter 2020, dated October 21, 2020.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Preliminary Prospectus that comprise the Pricing Disclosure Package:

Price to the public: $30.60 per share

The number of Shares purchased by the Underwriters: 9,112,705

Annex A

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

[Attached]

A-1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001	FIRM/AFFILIATE
OFFICES

BOSTON
TEL: (212) 735-3000	CHICAGO
FAX: (212) 735-2000	HOUSTON
LOS ANGELES
www.skadden.com	PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
November 10, 2020	MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 as Underwriter

Re:            Flagstar Bancorp, Inc. – Secondary Offering of Common Stock

Ladies and Gentlemen:

We have acted as special United States counsel to Flagstar Bancorp, Inc., a Michigan corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated November 5, 2020 (the “Underwriting Agreement”), among you, as Underwriter (the “Underwriter”), the Company and MP Thrift Investments, L.P. (the “Selling Stockholder”), relating to the sale by the Selling Stockholder to the Underwriter of an aggregate 9,112,705 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This opinion is being furnished to you pursuant to Section 8(g) of the Underwriting Agreement. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-3 (File No. 333-225397) of the Company relating to the equity securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Morgan Stanley & Co. LLC

November 10, 2020

(b)           the prospectus, dated June 1, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)            the preliminary prospectus supplement, dated November 5, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated November 5, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            an executed copy of the Underwriting Agreement;

(f)            an executed copy of a certificate of James K. Ciroli, Executive Vice President and Chief Financial Officer of the Company, dated the date hereof, relating to certain matters under the Investment Company Act of 1940, as amended, a copy of which is attached as Exhibit A hereto (such Act, the “1940 Act” and such certificate the “1940 Act Certificate”);

(g)            executed copies of the Scheduled Contracts (as defined below); and

(h)            executed copies of the Scheduled Orders (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the 1940 Act Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

As used herein, (a) “Scheduled Contracts” means those agreements described on Schedule I hereto, (b) “Scheduled Orders” means those orders or decrees described on Schedule II hereto and (c) “Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the information identified on Schedule 2(c) to the Underwriting Agreement.

Morgan Stanley & Co. LLC

November 10, 2020

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            The execution and delivery by the Company of the Underwriting Agreement does not: (i) constitute a violation of, or a default under, any Scheduled Contract, (ii) contravene any Scheduled Order or (iii) violate any law, rule or regulation of the State of New York or the United States of America.

2.            The execution and delivery by the Company of the Underwriting Agreement does not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

3.            The Company is not and, solely after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the 1940 Act.

4.            The statements in the Prospectus and the Disclosure Package in paragraphs 1, 2, 4, 5, 6 and 7 under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

The opinions stated herein are subject to the following qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement;

(c)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)            except to the extent expressly stated in paragraph 3, we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;

Morgan Stanley & Co. LLC

November 10, 2020

(e)            we have assumed that the Underwriting Agreement constitutes the valid and binding obligation of each party to such Underwriting Agreement, enforceable against such party in accordance with its terms;

(f)            the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto); and

(g)            we do not express any opinion whether the execution or delivery of the Underwriting Agreement by the Company, or the performance by the Company of its obligations under the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement;

(b)            the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement;

(c)            the Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)            except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Underwriting Agreement nor the performance by the Company of its obligations under the Underwriting Agreement: (i) conflicts or will conflict with the articles of incorporation or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(e)            except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Underwriting Agreement nor the enforceability of the Underwriting Agreement against the Company requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Morgan Stanley & Co. LLC

November 10, 2020

This opinion is being furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person or entity for any purpose, including any other person or entity that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than your successors in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

MJZ

Exhibit A

1940 Act Certificate

Schedule I

Scheduled Contracts

1.	Indenture, dated October 28, 2020, by and between Flagstar Bancorp, Inc. as Issuer and Wilmington Trust, National Association, as Trustee.

2.	First Supplemental Indenture, dated October 28, 2020, by and between Flagstar Bancorp, Inc. and Wilmington Trust, National Association, as Trustee.

3.	Indenture, dated as of July 11, 2016, by and between Flagstar Bancorp, Inc. as Issuer and Wilmington Trust, National Association, as Trustee and Collateral Agent.

4.	Registration Rights Agreement, dated as of July 11, 2016, by and among Flagstar Bancorp, Inc., J.P.Morgan Securities LLC and Sandler O’Neill & Partners, L.P. as representatives of the initial purchasers.

5.	Capital Securities Purchase Agreement, dated as of June 30, 2009, by and among Flagstar Bancorp, Inc., Flagstar Statutory Trust XI and MP Thrift Investments L.P.

6.	Second Purchase Agreement, dated as of February 27, 2009, by and between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

7.	Purchase Agreement, dated as of February 17, 2009, by and between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

8.	Closing Agreement, dated as of January 30, 2009, by and between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

9.	Investment Agreement, dated as of December 17, 2008, by and between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

10.	Indenture, dated as August 31, 2007, by and between Flagstar Bancorp, Inc. and Lasalle Bank National Association, as Trustee.

11.	Indenture, dated as of June 28, 2007, by and between Flagstar Bancorp, Inc. and Wells Fargo Bank, National Association, as Trustee.

12.	Indenture, dated as of September 22, 2005, by and between Flagstar Bancorp, Inc. and Wells Fargo Bank, National Association, as Trustee.

13.	Indenture, dated as of March 31, 2005, by and between Flagstar Bancorp, Inc. and Wilmington Trust Company, as Trustee.

14.	Indenture, dated as of March 30, 2005, by and between Flagstar Bancorp, Inc. and Wells Fargo Bank, National Association, as Trustee.

15.	Indenture, dated as of December 29, 2004, by and between Flagstar Bancorp, Inc. and Wells Fargo Bank, National Association, as Trustee.

16.	Junior Subordinated Indenture, dated as of March 19, 2003, by and between Flagstar Bancorp, Inc. and The Bank of New York, as Trustee.

17.	Indenture, dated as of February 19, 2003, by and between Flagstar Bancorp, Inc. and Wells Fargo Bank, National Association, as Trustee.

Schedule II

Scheduled Orders

1.	Stipulation and Order of Settlement and Dismissal, dated February 24, 2012, by and among Flagstar Bancorp, Inc., Flagstar Bank, FSB and the United States of America.

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001	FIRM/AFFILIATE
OFFICES

BOSTON
TEL: (212) 735-3000	CHICAGO
FAX: (212) 735-2000	HOUSTON
LOS ANGELES
www.skadden.com	PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
November 10, 2020	MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 as Underwriter

Re:      Flagstar Bancorp, Inc. – Secondary Offering of Common Stock

Ladies and Gentlemen:

We have acted as special United States counsel to Flagstar Bancorp, Inc., a Michigan corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated November 5, 2020 (the “Underwriting Agreement”), among you, as underwriter (the “Underwriter”), the Company and MP Thrift Investments, L.P. (the “Selling Stockholder”), relating to the sale by the Selling Stockholder to the Underwriter of an aggregate of 9,112,705 shares of Common Stock (the “Securities”). This letter is being furnished to you pursuant to Section 8(g) of the Underwriting Agreement. Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In the above capacity, we have reviewed (i) the registration statement on Form S-3 (File No. 333-225397) of the Company relating to the Securities and other securities of the Company filed on June 1, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”), (ii) the prospectus, dated June 1, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (iii) the preliminary prospectus supplement, dated November 5, 2020 (together with the Base Prospectus and the Incorporated Documents (as defined below), the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iv) the prospectus supplement, dated November 5, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued.

Morgan Stanley & Co. LLC

November 10, 2020

In addition, we have participated in conferences with officers and other representatives of the Company, Michigan counsel for the Company, representatives of the independent registered public accountants of the Company and you and your U.S. counsel at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Registration Statement, the Base Prospectus and the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 4 of our opinion to you dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement to the extent included or incorporated by reference therein).

Morgan Stanley & Co. LLC

November 10, 2020

As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriter, (ii) “Applicable Time” means 5:56 p.m. (Eastern time) on November 5, 2020 and (iii) “Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the information included on Schedule 2(c) to the Underwriting Agreement.

This letter is being furnished only to you as Underwriter and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person or entity for any purpose, including any other person or entity that acquires any Securities or that seeks to assert the rights of the Underwriter in respect of this letter (other than the Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

MJZ

Schedule A

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 28, 2020 (the “Annual Report”).

2.	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2020 (solely to the extent incorporated by reference into Part III of the Annual Report).

3.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the Commission on May 11, 2020, August 10, 2020 and November 9, 2020, respectively.

4.	The Company’s Current Report on Form 8-K, filed with the Commission on June 5, 2020, July 14, 2020, August 12, 2020, September 10, 2020, October 26, 2020 and October 28, 2020.

5.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A (File No. 000-22353), filed with the Commission on April 7, 1997.

Annex B

Form of Opinion of Warner Norcross & Judd

[Attached]

B-1

Subject to finalization of documents, completion of due diligence, and review and approval by the WN+J Opinion Review Committee

Warner Norcross + Judd LLP
Attorneys at Law
1500 Warner Building
150 Ottawa Avenue, N.W.
Grand Rapids, Michigan 49503

November 10, 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:         Flagstar Bancorp, Inc.

Michigan Counsel Opinion

Ladies and Gentlemen:

We are counsel to Flagstar Bancorp, Inc. (the "Company") for matters involving the laws of the State of Michigan in connection with an offering by the Selling Stockholder (as defined in the Underwriting Agreement) of an aggregate of 9,112,705 shares of common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the terms of an Underwriting Agreement dated November 5, 2020 (the "Underwriting Agreement") among the Company, the Selling Stockholder, and Morgan Stanley & Co. LLC.

The Shares are being offered and sold under an effective automatic shelf registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission on June 1, 2018 (File No. 333-225397) (such Registration Statement, as amended and supplemented, the "Registration Statement"), including a base prospectus dated June 1, 2018 (the "Base Prospectus") and a Prospectus Supplement dated November 5, 2020 (collectively with the Base Prospectus, the "Prospectus").

In connection with the opinions expressed below, we have examined copies of the following documents (the "Transaction Documents"):

•	A signed copy of the Underwriting Agreement;

•	Registration Statement; and

•	The Prospectus.

We have also examined and relied upon originals or copies of the following ("Authority Documents"):

•	A certificate issued by the Michigan Department of Licensing and Regulatory Affairs ("Department") on October 21, 2020 and brought down by [*] by letter dated on or about November 10, 2020, certifying as to the good standing of the Company in the State of Michigan (the "Good Standing Certificate");

•	A Secretary's Certificate dated November 10, 2020, executed by the Secretary of the Company (the "Secretary's Certificate");

•	The Second Amended and Restated Articles of Incorporation of the Company, as amended ("Articles"), as certified as true, correct and complete and in full force and effect in the Secretary's Certificate;

•	The Sixth Amended and Restated Bylaws of the Company ("Bylaws") as certified as true, correct and complete and in full force and effect in the Secretary's Certificate; and

•	Resolutions of the Board of Directors of the Company dated October 20, 2020, Resolutions of the Board of Directors of the Company dated May 22, 2018 and Resolutions of the Board of Directors of the Company dated December 16, 2008, each as certified by the Secretary’s Certificate.

We have assumed (1) the genuineness of all signatures and of all documents submitted to us as originals, (2) that each copy of any document submitted to us conforms to the genuine original, and (3) the legal capacity of each natural person. In examining each Transaction Document that has been executed by a person other than the Company, we also have assumed that each such other person had the power to enter into and perform all of its obligations thereunder, and also have assumed the due authorization, execution and delivery of such document by each such other person.

Based upon the foregoing, and subject to the limitations, qualifications, and assumptions in this letter, we are of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2.	The execution and delivery of the Underwriting Agreement has been authorized by all necessary corporate action of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

3.	The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

4.	No consent, authorization, approval, order of, or filing with, any governmental agency or body or any court is required by the laws of the State of Michigan for the execution, delivery or performance of any Transaction Document by the Company.

5.	The execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not violate any provision of the Company's Articles of Incorporation or Bylaws.

6.	Based solely on the Articles, Bylaws, the Michigan Business Corporation Act, and the Secretary's Certificate, the Shares are not subject to the preemptive rights of any securityholder of the Company.

7.	The "Description of Common Stock" incorporated by reference in the Prospectus, to the extent that it constitutes a summary of matters of Michigan law, the Articles, or the Bylaws, has been reviewed by us and fairly summarizes in all material respects such matters of Michigan law, the Articles or the Bylaws, except that the authorized capital stock of the Company consists of 105,000,000 shares, of which 80,000,000 are common stock, par value $0.01 per share, and 25,000,000 are serial preferred stock, par value $0.01 per share.

The opinions set forth above are subject to the following limitations, qualifications, and assumptions:

A.            We do not express any opinion as to any laws, statutes, rules, or regulations other than the laws, statutes, rules, and regulations of the State of Michigan (excluding municipal or other local ordinances, codes and regulations) (the "Applicable Laws"). We note that certain Transaction Documents provide that they are governed by the laws of the State of New York. We do not express any opinion regarding the laws of the State of New York or their effect on the matters addressed by this opinion. In addition, our opinions are limited to Michigan laws, rules, and regulations that in our experience would generally be recognized as applying both to (1) corporations doing business in Michigan and (2) transactions of the types provided for in the Transaction Documents.

B.            We have assumed that (1) the factual statements contained in the Secretary’s Certificate, (2) the factual representations contained in each Transaction Document, and (3) the Good Standing Certificate, in each case, are true, correct, and complete as of the date of this opinion letter.

C.            We have assumed that all terms and conditions of, or relating to, the transactions contemplated by the Transaction Documents are correctly and completely embodied in the Transaction Documents.

D.            As used in this opinion with respect to the Shares, the term "fully paid" means that no further consideration is or will become due or owing in connection with issuance of the Shares.

Our opinions are matters of professional judgment and are not a guaranty of results. The opinions expressed above are as of the date of this opinion only, and we assume no obligation to update or supplement those opinions to reflect any fact or circumstance that in the future comes to our attention or any change in law that in the future occurs or becomes effective. This opinion letter is limited to the matters set forth in it, and no opinions are intended to be implied or may be inferred beyond those expressly stated above.

The opinions expressed in this letter are given solely with respect to the transactions referred to in this letter and are given solely for the benefit of, and may be relied on only by the Underwriters in connection with the transactions referred to in this letter. This letter may not be circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

WARNER NORCROSS + JUDD LLP

By

Charlie Goode, a Partner

Exhibit A

FORM OF LOCK-UP AGREEMENT

_____________, 2020

Morgan Stanley & Co. LLC

As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:      FLAGSTAR BANCORP, INC. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Flagstar Bancorp, Inc., a Michigan corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, par value $0.01 per share (together, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into, or publicly disclose the intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than: (A)  transfers of shares of Common Stock as a bona fide gift or gifts, including to charitable organizations; (B) distributions of shares of Common Stock to members or stockholders of the undersigned; (C) transfers of shares of Common Stock to the undersigned’s affiliates or to any corporation, partnership, limited liability company, investment fund or other entity which is controlled by or managed by, or is under common control or management with the undersigned; (D) transfers of shares of Common Stock to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that any such transfer shall not involve a disposition for value; (E) transfers of shares of Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (F) transactions relating to shares of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (G) the sale of Common Stock pursuant to the “cashless” exercise of stock options granted pursuant to existing stock incentive compensation plans of the Company described in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC (the “Annual Report”) (the term “cashless” exercise being intended to include sale of a portion of the option shares to the Company or in the open market to cover payment of the exercise price) and the sale of Common Stock by the Company pursuant to tax withholding amounts due upon the exercise of stock options or the vesting of restricted stock, RSUs or other grants pursuant to existing stock incentive compensation plans of the Company described in the Annual Report; (H) (i) pledges of Common Stock in existence prior to the date hereof in a bona fide transaction to secure loans with financial institutions as set forth on Schedule 1 hereto or (ii) sales or transfers by any pledgee of such Common Stock in accordance with the terms thereof; (I) transfers of shares of Common Stock under any trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in existence on the date hereof or the establishment of any such new trading plan; provided that such new plan does not provide for the transfer of Common Stock during the restricted period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the undersigned regarding the establishment of such new plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period; (J) in the case of dispositions of shares of Common Stock, if acquired by the undersigned in open market transactions after completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act related to such dispositions shall be required or shall be voluntarily made until after the expiration of the 60-day period referred to above; and (K) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Common Stock owned by such transferor shall remain subject to the restrictions described herein; provided that (a) in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), (E) or (F), each donee, distributee or transferee shall execute and deliver to Morgan Stanley & Co. LLC a lock-up letter in the form of this paragraph; (b) in the case of clause (G), there shall be no transfer of the underlying Common Stock acquired in connection with such exercise of stock options or restricted stock grants except in accordance with this lock-up agreement; and (c) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above) shall be made voluntarily in connection with any transfer or distribution under any of such clauses, or shall be required in connection with any transfer or distribution under clauses (A), (B) (C), (D), (E) or (F).

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this lock-up agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[NAME OF STOCKHOLDER / DIRECTOR / OFFICER]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Schedule 1